QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.4

GUARANTY

        THIS GUARANTY, dated as of December 31, 2002 (as amended, modified or supplemented from time to time in accordance with its terms, this "Guaranty"), is issued by UNIVERSAL COMPRESSION HOLDINGS, INC., a Delaware corporation (together with its successors and permitted assigns, the "Guarantor"), for the benefit of UCO COMPRESSION 2002 LLC, a Delaware limited liability company (together with its successors and permitted assigns, the "Head Lessee"), BRL UNIVERSAL COMPRESSION FUNDING I 2002, L.P., a Delaware limited partnership (together with its successors and permitted assigns, the "Issuer" or the "Head Lessor"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as indenture trustee on behalf of the parties set forth in the hereinafter defined Indenture (together with its successors and permitted assigns, the "Indenture Trustee"; each of the Head Lessee, the Head Lessor and the Indenture Trustee (for the benefit of the Noteholders, any Series Enhancer and any Interest Rate Hedge Provider), a "Beneficiary" and collectively, the "Beneficiaries").

        PRELIMINARY STATEMENTS:

        (1)  The Head Lessee and the Head Lessor have entered into that certain Master Equipment Lease Agreement, dated as of December 31, 2002 (as amended, modified or supplemented from time to time in accordance with its terms, the "Head Lease") pursuant to which the Head Lessor has and will lease certain Compressors to the Head Lessee;

        (2)  The Head Lessee, the Head Lessor and Universal Compression, Inc. ("UCI") have entered into that certain Management Agreement, dated as of December 31, 2002 (as amended, modified or supplemented from time to time in accordance with its terms, the "Management Agreement") pursuant to which UCI has and will manage certain Compressors on behalf of the Head Lessor or the Head Lessee, as the case may be;

        (3)  The Issuer is issuing one or more classes of notes (collectively, the "Notes") pursuant to that certain Indenture (as amended, modified or supplemented from time to time in accordance with its terms, the "Indenture"), dated as of December 31, 2002, between the Issuer and the Indenture Trustee, which Notes will be collateralized by, inter alia, all of the Issuer's right, title and interest in and to the Head Lease, the Owner Compressors, the User Leases and the Management Agreement;

        (4)  UCI is a wholly-owned subsidiary of the Guarantor;

        (5)  Issuer requires that the Guarantor guarantee the payment and performance by UCI under the Management Agreement as a condition to leasing Compressors to Head Lessee under the Head Lease;

        (6)  Guarantor will obtain substantial direct and indirect benefit from the lease of the Compressors to the Head Lessee and the management thereof by UCI, and is willing to provide this guaranty on the terms and conditions set forth herein; and

        (7)  Beneficiaries have entered into the Indenture in reliance upon the benefits of this Guaranty;

        NOW, THEREFORE, in consideration of the premises and other consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

        SECTION 1.    Definitions.    Capitalized terms used in this Guaranty, unless otherwise defined herein, shall have the meaning set forth in Appendix A to the Indenture.

        SECTION 2.    Guaranty.    Guarantor hereby irrevocably, absolutely and unconditionally guarantees, as primary obligor and as a guarantor of payment and not merely as surety or guarantor of collection to the Beneficiaries: (i) the full and prompt payment when due, whether by stated maturity, acceleration or otherwise, and at all times thereafter, of the payment and deposit obligations of UCI as the initial Manager under the Management Agreement (UCI in this capacity, the "Guaranteed Party") and all other amounts from time to time owing by UCI under the Management Agreement, and

(ii) the full and timely performance of, and compliance with each and every duty, agreement, covenant, undertaking, indemnity, and obligation of the Guaranteed Party under the Management Agreement, in each case, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, now or hereafter existing or due or to become due, which arises out of or in connection with the Management Agreement (all of such obligations described in clauses (i) and (ii) being hereinafter collectively called the "Liabilities"); provided that nothing contained herein shall be deemed to constitute credit recourse to the Guarantor for payment of: (A) losses arising solely from the financial inability of a User to make rental or other payments under a User Lease, (B) losses arising solely from the failure of the remarketing proceeds of a Compressor to equal or exceed the Appraised Value thereof for reasons other than the Manager's failure to comply with the Services Standard, or (C) the Notes or the Certificates. Guarantor further agrees to pay all costs and expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by any Beneficiary in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty.

        SECTION 3.    Continuing Guaranty.    This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, that at any time or from time to time all Liabilities may have been paid in full), subject to discontinuance only upon payment and performance in full of: (i) all Liabilities and (ii) any and all expenses paid or incurred by a Beneficiary in endeavoring to collect the Liabilities and in enforcing this Guaranty; and all of the agreements and obligations under this Guaranty shall remain fully in effect until all such obligations and expenses finally shall have been paid in full.

        SECTION 4.    Rescission.    Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by Beneficiary to any of the Liabilities is or must be rescinded or returned by Beneficiary for any reason whatsoever, such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Beneficiary, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by Beneficiary had not been made.

        SECTION 5.    Certain Actions.    Each Beneficiary may, from time to time at its sole discretion and without notice to Guarantor, take any or all of the following actions without affecting the obligations of Guarantor hereunder: (a) retain or obtain a Lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Liabilities or any obligation hereunder; (c) extend or renew for one or more periods (regardless of whether longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor including UCI with respect to any of the Liabilities; (d) release or fail to perfect its Lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to Guarantor for payment of any of the Liabilities, regardless of whether Beneficiary shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

        SECTION 6.    Subrogation.    Any amounts received by a Beneficiary from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as Beneficiary may from time to time elect. Until one year and one day after payment of the full amount of all Liabilities, the performance of all of Guarantor's obligations hereunder and the termination of this Guaranty, no payment made by or for the account of Guarantor pursuant to this Guaranty shall entitle Guarantor by subrogation, indemnity or otherwise to any payment by UCI or from or out of any property of UCI, and Guarantor shall not exercise any right or remedy against UCI or any property of UCI by reason of any performance by Guarantor of this Guaranty. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Liabilities shall not have been paid in full, such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Indenture Trustee to be credited and applied upon the Liabilities, whether matured or unmatured, in accordance with the terms of this Guaranty.

        SECTION 7.    Waiver; Waiver of Defenses.    Guarantor hereby expressly waives: (a) notice of any Beneficiary's acceptance of this Guaranty; (b) notice of the existence or creation or non-payment of all or any of the Liabilities; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever (provided that nothing contained in this clause (c) shall affect any obligations to give notice or make demand as set forth in the Management Agreement); and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing. To the fullest extent permitted by applicable law, Guarantor agrees not to assert, and hereby waives for the benefit of each Beneficiary, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud or fraud in the inducement), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Guarantor to avoid payment of its obligations under this Guaranty in accordance with the express provisions of this Guaranty.

        SECTION 8.    Unconditional Nature of Guaranty.    This Guaranty shall constitute a guaranty of payment or of performance and not of collection, and the Guarantor specifically agrees that it shall not be necessary, and that the Guarantor shall not be entitled to require, before or as a condition of enforcing the liability of the Guarantor under this Guaranty or requiring payment or performance of the Liabilities by the Guarantor hereunder, or at any time thereafter, that any Person: (a) file suit or proceed to obtain or assert a claim for personal judgment against UCI or any other Person that may be liable for any Liabilities; (b) make any other effort to obtain payment or performance of any Liabilities from UCI or any other Person that may be liable for such Liabilities; (c) foreclose against or seek to realize upon any security now or hereafter existing for such Liabilities; (d) exercise or assert any other right or remedy to which such Person is or may be entitled in connection with any Liabilities or any security or other guaranty therefor; or (e) assert or file any claim against the assets of UCI or any other Person liable for any Liabilities. Notwithstanding anything herein to the contrary, no provision of this Guaranty shall require the Guarantor to pay, perform or discharge any Liabilities prior to the time such Liabilities are due and payable. No delay on any Beneficiary's part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any Beneficiary of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Beneficiary except as expressly set forth in a writing duly signed by each Beneficiary. The Beneficiaries may in all events pursue their rights under this Guaranty prior to or simultaneously with pursuing their various rights referred to in the Management Agreement, as the Beneficiaries may determine. No action of any Beneficiary permitted hereunder shall in any way affect or impair any Beneficiary's rights or Guarantor's obligations under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all of UCI's obligations under the Management Agreement, notwithstanding any right or power of UCI or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of Guarantor hereunder. The obligations of the Guarantor are unlimited in amount (but not greater than the Liabilities plus costs and expenses payable hereunder) and shall be continuing and irrevocable, absolute and unconditional, primary, original and immediate and not contingent and shall remain in full force and effect without regard to and not be released, discharged or in any way affected by any circumstance or condition (other than by payment in full of Liabilities) including, without limitation, the occurrence of any one or more of the following:

            (i)  any lack of validity or enforceability of any of the Liabilities under the Management Agreement or any document entered into in connection with the transactions contemplated by the Management Agreement, any provision thereof, or any other agreement or instrument relating thereto or the absence of any action to enforce the same;

          (ii)  any failure, omission, delay or lack on the part of the Beneficiaries to enforce, assert or exercise any right, power, privilege or remedy conferred on the Beneficiaries in the Management Agreement or this Guaranty, or the inability of the Beneficiaries to enforce any provision of the Management Agreement for any reason, or any other act or omission on the part of the Beneficiaries; provided that the foregoing shall not apply to applicable statutes of limitation;

          (iii)  any change in the time, manner or place of performance or of payment, or in any other term of, all or any of the Liabilities, or any other modification, supplement, amendment or waiver of or any consent to departure from the terms and conditions of any of the Management Agreement, the Intercreditor Agreement or any document entered into in connection with the transactions contemplated by the Management Agreement or the Related Documents;

          (iv)  any taking, exchange, release or non-perfection of any collateral or security, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Liabilities or the acceptance of any security therefor;

          (v)  the waiver by the Beneficiaries of the performance or observance by the Guaranteed Party of any Liabilities, the waiver of any default in the performance or observance thereof, any extension by the Beneficiaries of the time for payment or performance and discharge by the Guaranteed Party of any Liabilities or any extension, indulgence or renewal of any Liabilities; provided that the foregoing shall not apply to applicable statutes of limitation;

          (vi)  any bankruptcy, suspension of payments, insolvency, sale of assets, winding-up, dissolution, liquidation, receivership or reorganization of, or similar proceedings involving, the Guaranteed Party or its assets or any resulting release or discharge of any of the Liabilities;

        (vii)  the recovery of any judgment against any Person or any action to enforce the same;

        (viii)  any failure or delay in the enforcement of the Liabilities of any Person under the Management Agreement or any document entered into in connection with the transactions contemplated by the Management Agreement or any provision thereof; provided that the foregoing shall not apply to applicable statutes of limitation;

          (ix)  any set-off, counterclaim, deduction, defense, abatement, suspension, deferment, diminution, recoupment, limitation or termination available with respect to any Liabilities and, to the extent permitted by Applicable Law, irrespective of any other circumstances that might otherwise limit recourse by or against the Guarantor or any other Person;

          (x)  the obtaining, the amendment or the release of or consent to any departure from the primary or secondary obligation of any other Person, in addition to the Guarantor, with respect to any Liabilities;

          (xi)  any compromise, alteration, amendment, modification, extension, renewal, release or other change, or waiver, consent or other action, or delay or omission or failure to act, in respect of any of the terms, covenants or conditions of the Management Agreement or any document entered into in connection with the transactions contemplated by the Management Agreement or any Liabilities, or any other agreement or any related document referred to therein, or any assignment or transfer of any thereof;

        (xii)  any manner of application of collateral, or proceeds thereof, to all or any of the Liabilities, or any manner of sale or other disposition of any collateral for all or any of the Liabilities or any other assets of the Guaranteed Party or any of its subsidiaries, or any furnishing or acceptance of additional collateral or any release of any existing securities;

        (xiii)  any change in control or the ownership of the Guaranteed Party, any change, merger, demerger, consolidation, restructuring or termination of the corporate structure or existence of the Guaranteed Party or its subsidiaries;

        (xiv)  to the fullest extent permitted by Applicable Law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor or surety with respect to any Liabilities;

        (xv)  any default, failure or delay, whether as a result of actual or alleged force majeure, commercial impracticability or otherwise, in the performance of the Liabilities, or by any other act or circumstances which may or might in any manner or to any extent vary the risk of the Guarantor, or which would otherwise operate as a discharge of the Guarantor;

        (xvi)  the existence of any other obligation of the Guarantor, or any limitation thereof, in the Management Agreement;

      (xvii)  any regulatory change or other governmental action (whether or not adverse or other change in applicable law); or

      (xviii)  the partial payment or performance of the Liabilities (whether as a result of the exercise of any right, remedy, power or privilege or otherwise) or the invalidity of any payment for any reason whatsoever.

Should any money due or owing under this Guaranty not be recoverable from the Guarantor due to any of the matters specified in clauses (i) through (xviii) above or for any other reason, then, in any such case, such money shall nevertheless be recoverable from the Guarantor as though the Guarantor were principal debtor or obligor in respect thereof and not merely a guarantor and shall be paid by the Guarantor forthwith.

        This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Liabilities is rescinded or must otherwise be restored or returned by the Beneficiaries for any reason whatsoever, whether upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Guaranteed Party or otherwise, all as though such payment had not been made, and the Guarantor agrees that it will indemnify the Beneficiaries on demand for all reasonable costs and expenses (including, without limitation, fees and disbursements of counsel) incurred by the Beneficiaries in connection with such rescission or restoration. If an event permitting the exercise of remedies under the Management Agreement shall at any time have occurred and be continuing and such exercise, or any consequences thereof provided in the Management Agreement, shall at such time be prevented by reason of the pendency against the Guaranteed Party of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, amounts payable under the Management Agreement shall be deemed to have been declared in default, with all attendant consequences as provided in the Management Agreement as if such declaration of default and the consequences thereof had been accomplished in accordance with the terms of the Management Agreement, and the Guarantor shall forthwith pay any amounts guaranteed hereunder, without further notice or demand.

        SECTION 9.    Information.    Guarantor has and will continue to have independent means of obtaining information concerning UCI's affairs, financial condition and business. Beneficiary shall not have any duty or responsibility to provide Guarantor with any credit or other information concerning UCI's affairs, financial condition or business which may come into Beneficiary's possession.

        SECTION 10.    Representations and Warranties.    Guarantor represents and warrants as follows:

          (a)    Organization and Good Standing.    It has been duly organized and is validly existing as a corporation in good standing under the laws of its state of incorporation, with corporate power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

          (b)    Due Qualification.    It is duly licensed, qualified and authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such license or qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (c)    Power and Authority; Due Authorization.    It has (i) all necessary power, authority and legal right to execute, deliver and perform its obligations under this Guaranty and (ii) duly authorized by all necessary corporate action such execution, delivery and performance of this Guaranty.

          (d)    Binding Obligations.    This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e)    No Violation.    The execution, delivery and performance of this Guaranty will not (i) conflict with, or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (A) the certificate of incorporation or by-laws of Guarantor or (B) any indenture, lease, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which Guarantor is a party or by which it or its property is bound, (ii) result in or require the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, lease, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument or (iii) violate any law or any order, rule, regulation applicable to Guarantor of any court or of any federal, state or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Guarantor or any of its properties.

          (f)    Solvency.    The execution, delivery and performance by the Guarantor of this Guaranty will not render the Guarantor insolvent, nor is it being made in contemplation of the Guarantor's insolvency; the Guarantor does not, in its reasonable judgment, have an unreasonably small capital for conducting its business as presently contemplated by it.

        SECTION 11.    Successors and Assigns; Amendment.    (a) This Guaranty shall be binding upon Guarantor and upon Guarantor's successors and assigns and all references herein to Guarantor or UCI shall be deemed to include any successor or successors whether immediate or remote, to such Person. Guarantor shall not assign any of its obligations hereunder without the prior written consent of each Beneficiary.

          (b)  This Guaranty shall inure to the benefit of each Beneficiary and respective its successors and assigns and all references herein to Beneficiary shall be deemed to include any successors and assigns of Beneficiary (whether or not reference in a particular provision is made to such successors and assigns).

          (c)  No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Guarantor and each Beneficiary and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 12.    GOVERNING LAW.    THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

        SECTION 13.    Consent to Jurisdiction; Waiver of Jury Trial.    Each Beneficiary may enforce any claim arising out of this Guaranty in any state or federal court having subject matter jurisdiction and located in New York, New York and with respect to any such claim, Guarantor hereby irrevocably submits to the jurisdiction of such courts. Guarantor irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to Guarantor, and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall preclude Beneficiary from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court located in New York, New York and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        SECTION 14.    Notices.    All notices, demands or requests given pursuant to this Guaranty shall be in writing, sent by overnight courier service or by telefax or hand delivery to the following addresses:

To Manager:	Universal Compression, Inc. 4444 Brittmoore Road Houston, Texas 77042
To Issuer:	BRL Universal Compression Management 2002, Inc. 2911 Turtle Creek Boulevard, Suite 1240 Dallas, Texas 75219
To Lessee:	UCO Compression 2002 LLC 4444 Brittmoore Road Houston, Texas 77042
To the Indenture Trustee:	Wells Fargo Bank Minnesota, National Association Sixth & Marquette Avenue MAC N9311-161 Minneapolis, MN 55479
To any Series Enhancer:	At the address as set forth in the related Enhancement Agreement.
To any Interest Rate Hedge Provider:	At the address as set forth in the related Interest Rate Swap Agreement.

        Notice shall be effective and deemed received (a) one (1) day after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand. Copies of each such notice shall be sent to the Administrative Agent at Wachovia Securities, Inc., 301 S. College St., TW-10, Charlotte, North Carolina 28288-0610, Attention: Manoj Kumar.

        SECTION 15.    Third Party Beneficiary.    In addition to its rights as a Beneficiary hereunder as a secured party under the Indenture, the Series Enhancer shall be a third party beneficiary of this Guaranty and shall be entitled to directly enforce its rights hereunder as though it were a party hereto.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, this Guaranty has been executed and delivered by Guarantor's duly authorized officer as of the date first written above.

UNIVERSAL COMPRESSION HOLDINGS, INC.
		By:	/s/ RICHARD W. FITZGERALD
Name: Richard W. FitzGerald
Title: Senior Vice President
Accepted and Agreed:
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Indenture Trustee
By:	/s/ EDNA BARBER
Name: Edna Barber
Title: Assistant Vice President
UCO COMPRESSION 2002 LLC
By:	/s/ RICHARD W. FITZGERALD
Name: Richard W. FitzGerald
Title: Senior Vice President
BRL UNIVERSAL COMPRESSION FUNDING I 2002, L.P.
By:	BRL UNIVERSAL COMPRESSION MANAGEMENT 2002, Inc., its general partner
By:	/s/ GREGORY C. GREENE
Name: Gregory C. Greene
Title: President

QuickLinks

  EXHIBIT 10.4
GUARANTY